                                                                   Exhibit 10.12

--------------------------------------------------------------------------------
[LOGO] CREDIT LYONNAIS SECURITIES (USA) INC.
--------------------------------------------------------------------------------

                           U.S.I. Holdings Corporation
EQUITY DIVISION               50 California Street
                      San Francisco, California 94111-4796

December 21, 2001

Credit Lyonnais Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019

                    Fee Letter
                    ----------

Ladies and Gentlemen:

     In consideration of strategic financial advisory services that you have rendered to us on or prior to the date hereof relating to ways in which we may seek to improve our capital structure, we hereby agree as follows:

          1. Advisory Fee. Upon issuance by us in an initial public offering
             ------------
("IPO") of any equity securities or securities convertible or exchangeable for equity securities ("Securities"), we will pay to you an advisory fee in an amount equal to .00667 of the gross proceeds received by us in the IPO. For the avoidance of doubt and merely as an illustrative example, in the event that we receive gross proceeds of $150,000,000 in connection with issuance of Securities pursuant to an IPO the advisory fee payable to you under this letter agreement will be $1,000,500. This fee is for financial advisory services and is not an underwriting or placement fee or a fee for transactional services in connection with an IPO or the offer or sale of Securities.

          2. Indemnity and Contribution. In the event that you or any of your
             --------------------------
affiliates or any of the directors, officers, employees, attorneys or agents of you or any of your affiliates (the "Indemnified Parties") becomes involved in any capacity in any action, proceeding or investigation in connection with any financial advisory services and any related matter contemplated under this letter agreement, we will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred. We also agree to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising out of any financial advisory services and any related matter contemplated under this letter agreement, unless (and only to the extent that) it shall be finally judicially determined that such losses, claims, damages or liabilities resulted from the gross negligence or willful misconduct of such Indemnified Party.

          If any action, claim, investigation or other proceeding is instituted or threatened against any Indemnified Parties in respect of which indemnity may be sought under this letter agreement, we will be entitled to assume the defense thereof with counsel selected by us (which counsel shall be reasonably satisfactory to such Indemnified Parties) and after notice from us to such Indemnified Parties of our election so to assume the defense thereof, we will not be liable to such Indemnified Parties under this letter agreement for any legal or other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof other than reasonable costs of investigation and such other expenses as have been approved in advance; provided that (i) if
                                                          --------
counsel for such Indemnified Parties determines in good faith that there is a conflict that requires separate representation for us, on the one hand, and such Indemnified

   Credit Lyonnais Building, 1301 Avenue of the Americas, New York, New York 10019-6022 Telephone: (212) 408-5700, Fax: (212) 261-2500, Telex: 6721074

[LOGO]

Parties, on the other hand, or (ii) we fail to assume or proceed in a timely and reasonable manner with the defense of such action or fail to employ counsel reasonably satisfactory to such Indemnified Parties in any such action, then, in either such event, such Indemnified Parties shall be entitled to select one primary counsel (in addition to any necessary local counsel), of their own choice to represent such Indemnified Parties and we shall not, or shall no longer, be entitled to assume the defense thereof on behalf of such Indemnified Parties and such Indemnified Parties shall be entitled to indemnification for their expenses (including fees and expenses of such counsel) to the extent provided in the preceding paragraph. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with us and any counsel designated by us. Nothing contained herein shall preclude any Indemnified Parties, at their own expense, from retaining additional counsel to represent such Indemnified Parties in any action with respect to which indemnity may be sought from us under this letter agreement. We shall not be liable under this letter agreement for any settlement made by any Indemnified Parties without our prior written consent, and we agree to indemnify and hold harmless any Indemnified Parties from and against any loss or liability by reason of the settlement of any claim or action with our consent. We shall not settle any such claim or action without the prior written consent of the Indemnified Parties unless such settlement provides for a full and unconditional release of claims against the Indemnified Parties.

          If the indemnification provided for herein is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then we, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by us, on the one hand, and such Indemnified Party, on the other, from the financial advisory services and any related matter contemplated by this letter agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of us, on the one hand, and such Indemnified Party, on the other, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

          The indemnity and contribution provided for herein shall be in addition to any other liability that we may otherwise have, at common law or otherwise; provided that the indemnity and contribution provisions set forth in this Section 2 shall not apply in connection with an IPO or an offer or sale of Securities in which you or any of your affiliates act as underwriter, initial purchaser or placement agent, it being understood that any such transactions will be governed by a separate agreement containing customary indemnity provisions. The indemnity and contribution provisions contained herein will survive any payment of the advisory fee.

          3. Notice. Any notice to be given under this letter agreement shall be
             ------
in writing and delivered by (i) hand, (ii) mailed by registered or certified first-class mail, return receipt requested, postage prepaid, (iii) facsimile or
(iv) overnight courier (with proof of delivery requested), and shall be deemed given when received. Notices shall be addressed to a party hereto at its respective address below (or such other address as designated in writing delivered pursuant to this Section):

[LOGO]

     If to us:

          U.S.I. Holdings Corporation
          50 California Street
          San Francisco, CA 94111-4796
          Attention: Mr. Bernard H. Mizel
          Facsimile: 415 837 1654

     If to you:

          Credit Lyonnais Securities (USA) Inc.
          1301 Avenue of the Americas
          New York, New York 10019
          Attention: Mr. Jeffrey Posner
          Facsimile: 212 261 2516

          4. Miscellaneous. We acknowledge that the financial advisory services
             -------------
for which you are to be paid a fee under this letter agreement have been fully performed and that the fee payable hereunder in respect thereof has been fully earned and is payable in accordance with the terms hereof. Except as you and we may hereafter agree in writing, you are not obligated to provide any financial advisory or other services to us. Nothing herein constitutes a commitment by you to provide or otherwise arrange financing for us.

          We acknowledge that the rights and obligations that we and our affiliates have under any credit or other agreement with you or your affiliates that currently or hereafter may exist are, and shall forever be, separate and distinct from the rights and obligations of the parties pursuant to this letter agreement, and that none of such rights and obligations under such other agreements shall be affected by this letter agreement. All amounts payable pursuant hereto shall be payable in immediately available funds and shall not in any event be refundable or creditable against any other amount paid or payable to us or by us or any of our affiliates under such other agreements. The term "affiliate" as used herein means, with respect to any party, any entity directly or indirectly controlled by, or controlling or under common control with, such party.

          This letter agreement shall be governed by, and construed in accordance with the laws of the State of New York as applied to contracts made and performed within such state, without giving effect to the principles of conflicts of laws thereof. To the fullest extent permitted by applicable law, each of you and we does hereby irrevocably submit to the exclusive jurisdiction of any New York State court or Federal court sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this letter agreement and does irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of you and we does hereby waive, to the fullest extent permitted by applicable law, trial by jury, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of you and we does hereby irrevocably consent to service of process in any action or proceeding by mailing copies of such process to it at its address set forth in Section 3.

[LOGO]

          This letter agreement contains the entire understanding of the parties relating to the subject matter hereof, superseding all prior agreements, understandings and negotiations with respect thereto. This letter agreement shall be binding upon and inure to the benefit of the respective parties hereto and their successors and permitted assigns, and may not be amended except in a writing signed by both parties hereto. This letter agreement may be executed in counterparts, each of which shall be an original, but all of such counterparts shall constitute one and the same instrument.

          If the foregoing is acceptable to you, please so indicate by signing in the space provided and returning a signed copy of this letter agreement to us for our records.

                                 Very truly yours,

                                 U.S.I. HOLDINGS CORPORATION


                                 By: /s/ Bernard H. Mizel
                                     -------------------------------------------
                                     Name: Bernard H. Mizel
                                     Title: Chairman and Chief Executive Officer

Agreed to and accepted as of
the date first above written:

CREDIT LYONNAIS SECURITIES (USA) INC.


By: /s/ Jeffrey Posner
    ---------------------------------
    Name: Jeffrey Posner
    Title: Managing Director